                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 HASBRO, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                  HASBRO, INC.
                              1027 NEWPORT AVENUE
                         PAWTUCKET, RHODE ISLAND 02862

                                                     MAILING DATE: APRIL 3, 1995

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 10, 1995

     Notice is hereby given that the Annual Meeting of Shareholders of Hasbro, Inc. (the "Company") will be held at 10:00 A.M. on May 10, 1995 at the New York showroom of the Company, 32 West 23rd Street, New York, New York, for the following purposes:

          1. To elect seven directors of the Company, six of whom are proposed to be elected to terms expiring in 1998, and one of whom is proposed to be elected to a term expiring in 1996;

          2. To consider and vote upon a proposed Stock Incentive Performance Plan, described and set forth in full in the accompanying Proxy Statement and Appendix A thereto, which Plan has been adopted by the Compensation and Stock Option Committee of the Board of Directors, subject to shareholder approval;

          3. To ratify the selection by the Board of Directors of KPMG Peat Marwick LLP as independent certified public accountants for the Company for the fiscal year ending December 31, 1995; and

          4. To transact such other business as may properly come before the meeting.

     Only holders of record of the Common Stock (the "Shareholders") at the close of business on March 16, 1995 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. Such Shareholders may vote in person or by proxy. The stock transfer books of the Company will not be closed.

     The Board of Directors recommends that Shareholders vote FOR the election of the seven persons nominated in the accompanying Proxy Statement, the approval of the proposed Stock Incentive Performance Plan and the ratification of the selection of KPMG Peat Marwick LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1995. Shareholders are urged to attend the meeting in person. If you are not able to do so and wish that your stock be voted, you are requested to complete, sign, date and return the accompanying Proxy in the enclosed envelope. No postage is required if mailed in the United States.

                       By Order of the Board of Directors

                                                  DONALD M. ROBBINS
                                                       Secretary

Dated: April 3, 1995

                                  HASBRO, INC.
                              1027 NEWPORT AVENUE
                         PAWTUCKET, RHODE ISLAND 02862

                                                     Mailing Date: April 3, 1995
                       ----------------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                      -----------------------------------

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Hasbro, Inc. (the "Company") of Proxies to be used at the Annual Meeting of Shareholders of the Company, to be held at 10:00 A.M. on May 10, 1995, at the New York showroom of the Company, 32 West 23rd Street, New York, New York, and at any adjournments thereof. If Proxies in the accompanying form are properly executed and returned, the shares of the Company's common stock, par value $.50 per share (the "Common Stock"), represented thereby will be voted as instructed on the Proxy. If no instructions are given, such shares will be voted for the election of the seven persons nominated below, in favor of the proposed Plan described herein and set forth in full in the Appendix hereto and in favor of the ratification of the selection of KPMG Peat Marwick LLP as independent certified public accountants for the Company for the fiscal year ending December 31, 1995.

                                     VOTING

     Holders of record (the "Shareholders") of the Common Stock on March 16, 1995 are entitled to vote at the Annual Meeting or any adjournments thereof. As of that date there were 87,600,293 shares of Common Stock outstanding and entitled to vote and a majority of the outstanding shares will constitute a quorum for the transaction of business at the Annual Meeting. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the meeting, including the election of directors. Any Proxy may be revoked by a Shareholder prior to its exercise upon written notice to the Secretary of the Company, by submission of a duly executed Proxy bearing a later date or by the vote of a Shareholder cast in person at the meeting.

                             ELECTION OF DIRECTORS

                                (Proposal No. 1)

     Seven directors are to be elected at the Annual Meeting, six of whom are proposed to be elected to terms expiring in 1998, and one of whom is proposed to be elected to a term expiring in 1996. The Board has recommended as nominees for election as directors the first seven persons named in the table below. All but two of the nominees are currently directors of the Company. The Board is divided into three classes. The terms of the nine remaining directors expire in 1996 and 1997. Unless otherwise specified in the accompanying Proxy, the shares voted pursuant thereto will be cast for the persons named below as nominees for election as directors. If, for any reason, any of the nominees named below should be unable to serve as a director, it is intended that such Proxy will be voted for the election, in his or her place, of a substituted nominee who would be recommended by management. Management, however, has no reason to believe that any nominee named below will be unable to serve as a director.

     The following table sets forth as to each nominee and as to each incumbent director whose term of office extends to 1996 and 1997 and who is, therefore, not a nominee for election as a director at this Annual Meeting: (i) his or her age; (ii) all positions and offices with the Company; (iii) principal occupation or employment during the past five years; (iv) other directorships of publicly held companies or investment companies; and (v) period of service as a director of the Company. Except as otherwise indicated, each person has had the same principal occupation or employment during the past five years.

                                         POSITIONS WITH COMPANY,              HAS BEEN
                                         PRINCIPAL OCCUPATION AND            A DIRECTOR       TERM
          NAME             AGE             OTHER DIRECTORSHIPS                 SINCE        EXPIRES
-------------------------  ---   ----------------------------------------    ----------     --------
NOMINEES FOR TERM EXPIRING IN 1998

Alan R. Batkin...........  50    Vice Chairman, Kissinger Associates,           1992           *
                                 Inc. (geopolitical strategic consulting
                                 firm) since 1990. Prior thereto,
                                 Managing Director, Shearson Lehman
                                 Brothers, Inc. (investment bankers).
                                 Director, Infinity Broadcasting
                                 Corporation.
Claudine B. Malone.......  58    President, Financial and Management            1992           *
                                 Consulting, Inc. Director, Dell Computer
                                 Corporation, Hannaford Brothers Co.,
                                 Houghton Mifflin Company, Lafarge Corp.,
                                 The Limited, Inc., Mallinckrodt Group,
                                 Inc., Science Applications International
                                 Corporation, Scott Paper Company and
                                 Union Pacific Corporation.

Morris W. Offit..........  58    Chief Executive Officer, Offitbank                *           *
                                 (investment management). Director,
                                 Aegon, USA, Inc., Cantel Industries,
                                 Inc., Duty Free International, Inc. and
                                 Mercantile Bankshares Corporation.

Carl Spielvogel..........  66    Chairman of the Board and Chief                1992           *
                                 Executive Officer, United Auto Group,
                                 Inc. (operator of multiple-franchise
                                 auto dealerships) since 1994. Prior
                                 thereto, Chairman of the Board and
                                 Chairman of the Executive Committee,
                                 Backer Spielvogel Bates Worldwide, Inc.
                                 (advertising) during 1994. Prior
                                 thereto, Chairman and Chief Executive
                                 Officer, Backer Spielvogel Bates
                                 Worldwide, Inc. Director, Foamex
                                 International Incorporated and The
                                 Medicis Pharmaceutical Corp.

Henry Taub...............  67    Honorary Chairman of the Board and             1986           *
                                 Chairman of the Executive Committee,
                                 Automatic Data Processing Company, Inc.
                                 Director, Automatic Data Processing
                                 Company, Inc., Bank Leumi Trust Company
                                 of New York and Rite Aid Corporation.

---------------

* Nominee

                                         POSITIONS WITH COMPANY,              HAS BEEN
                                         PRINCIPAL OCCUPATION AND            A DIRECTOR       TERM
          NAME             AGE             OTHER DIRECTORSHIPS                 SINCE        EXPIRES
-------------------------  ---   ----------------------------------------    ----------     --------
Paul Wolfowitz...........  51    Dean, Paul H. Nitze School of Advanced            *           *
                                 International Studies, The Johns Hopkins
                                 University, since 1994. Prior thereto,
                                 Distinguished Visiting Fellow, National
                                 Defense University and George F. Kennan
                                 Professor of National Security Strategy,
                                 National War College during 1993. Prior
                                 thereto, Undersecretary of Defense for
                                 Policy, U.S. Department of Defense.
                                 Director of eleven mutual funds of the
                                 Dreyfus Corporation.

NOMINEE FOR TERM EXPIRING IN 1996

Barry J. Alperin.........  54    Vice Chairman since 1990. Prior thereto,       1988           *
                                 Co-Chief Operating Officer. Director,
                                 Seaman's Furniture Company.

DIRECTORS WHOSE TERMS EXPIRE IN 1996 AND 1997

George R. Ditomassi,
  Jr.....................  60    Chief Operating Officer, Games and             1992          1997
                                 International since 1990. Prior thereto,
                                 Group Vice President and President,
                                 Milton Bradley Company ("Milton
                                 Bradley").

Harold P. Gordon.........  57    Vice Chairman since 1995. Prior thereto,       1988          1997
                                 Partner, Stikeman, Elliott (law firm).
                                 Director, Alliance Communications
                                 Corporation, Fonorola Inc., G.T.C.
                                 Transcontinental Group, Ltd. and
                                 Marleau, Lemire, Inc.

Alex Grass...............  67    Chairman of the Executive Committee,           1981          1997
                                 Rite Aid Corporation (drug store chain)
                                 since 1995. Prior thereto, Chairman of
                                 the Board and Chief Executive Officer,
                                 Rite Aid Corporation. Chairman of the
                                 Board, SuperRite Foods, Inc.

Alan G. Hassenfeld.......  46    Chairman of the Board, President and           1978          1997
                                 Chief Executive Officer.

Sylvia K. Hassenfeld.....  74    Chairman of the Board, American Jewish         1983          1996
                                 Joint Distribution Committee, Inc.
                                 ("JDC") since 1993. Prior thereto,
                                 President of JDC.

Norma T. Pace............  73    Senior Economic Advisor, WEFA Group            1984          1996
                                 (economic consulting and planning) since
                                 1992. Prior thereto, President, Economic
                                 Consulting and Planning Incorporated.
                                 Director, Englehard Corp. Governor,
                                 United States Postal Service.

E. John Rosenwald, Jr....  65    Vice Chairman, The Bear Stearns                1983          1996
                                 Companies, Inc. (investment bankers).
                                 Director, The Bear Stearns Companies,
                                 Inc. and Frequency Electronics, Inc.

---------------

* Nominee

                                         POSITIONS WITH COMPANY,              HAS BEEN
                                         PRINCIPAL OCCUPATION AND            A DIRECTOR       TERM
          NAME             AGE             OTHER DIRECTORSHIPS                 SINCE        EXPIRES
-------------------------  ---   ----------------------------------------    ----------     --------
Preston Robert Tisch.....  69    Co-Chairman and Co-Chief Executive             1988          1997
                                 Officer, Loews Corporation since 1994.
                                 Prior thereto, President and Co-Chief
                                 Executive Officer, Loews Corporation.
                                 Director, Bulova Watch Company, Inc.,
                                 CBS Inc., CNA Financial Corporation,
                                 Loews Corporation and Rite Aid
                                 Corporation.

Alfred J. Verrecchia.....  52    Chief Operating Officer -- Domestic Toy        1992          1996
                                 Operations since 1990. Prior thereto,
                                 Co-Chief Operating Officer. Director,
                                 Old Stone Corp.

* * *

     Sylvia K. Hassenfeld is the mother of Alan G. Hassenfeld.

     Those directors who are also executive officers of the Company serve as officers and directors of the Company's various subsidiaries at the request and convenience of the Company.

     During 1994, the Board held six meetings. Messrs. Spielvogel, Taub and Tisch each attended fewer than 75% of the aggregate number of meetings of the Board and, where applicable, of the committee on which he served.

     The Executive Committee of the Board, which currently consists of Harold P. Gordon, Alan G. Hassenfeld, Norma T. Pace and E. John Rosenwald, Jr., met twice in 1994. The Executive Committee is vested with all of the powers that are held by the Board, except that by law the Executive Committee may not exercise any power of the Board relating to amendment of the Articles of Incorporation or By-Laws of the Company, adoption of a plan of merger or consolidation, the sale, lease or exchange of all or substantially all the property or assets of the Company or the voluntary dissolution of the Company. The Executive Committee also performs such functions as are assigned to it by the Board from time to time.

     The Nominating Committee of the Board, which currently consists of Alex Grass, Sylvia K. Hassenfeld and Henry Taub, did not meet in 1994. The Nominating Committee makes recommendations for possible additions to the Board. The Nominating Committee has neither the authority nor the procedures to consider nominees recommended by shareholders.

     The Audit Committee of the Board, which currently consists of Claudine B. Malone and Norma T. Pace, held three meetings in 1994. The function of the Audit Committee is to recommend to the Board the accounting firm to serve as the Company's independent auditors and to review with such firm, and with the Company's internal auditors and officers, matters relating to corporate financial reporting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the respective audits performed by the Company's auditors and internal auditors.

     The Compensation and Stock Option Committee of the Board, which currently consists of Alan R. Batkin, E. John Rosenwald, Jr. and Carl Spielvogel, held four meetings in 1994. The Compensation and Stock Option Committee has been delegated primary responsibility for establishing and administering senior executive compensation programs (including the Senior Management Annual Performance Plan), is authorized to make grants and awards under the Company's employee stock option plans (including the 1992 Stock Incentive Plan and the Stock Incentive Performance Plan which is the subject of Proposal No. 2 below) and considers and recommends Board actions relating to compensation under certain other compensation plans.

Compensation of Directors

     Members of the Board who are not otherwise employed by the Company ("Non-employee Directors") receive a retainer of $25,000 per year and a fee of $1,000 per Board or committee meeting attended, except that if two or more of such meetings are held on the same day, the fee for the first meeting is $1,000 and the fee for each additional meeting is $500. The Chair of the Audit Committee and the Chair of the Compensation and Stock Option Committee each receive an additional retainer of $3,500 per year. Action by written consent is not considered attendance at a meeting for purposes of fees to directors.

     Pursuant to the Deferred Compensation Plan for Non-employee Directors (the "Deferred Compensation Plan"), which is unfunded, Non-employee Directors must defer a minimum of 20% of the annual Board retainer fee into a stock unit account, the value of each unit initially being equal to the fair market value of one share of Common Stock as of the end of the quarter in which the compensation being deferred would otherwise be payable. Stock units increase or decrease in value based on the fair market value of the Common Stock. In addition, an amount equal to the cash dividends paid on an equivalent number of shares of Common Stock is credited to each Non-employee Director's stock unit account as of the end of the quarter in which the dividend was paid. Non-employee Directors may defer the remainder of their retainer and/or meeting fees into the stock unit account or an interest account, which bears interest at the five year Treasury rate. The Company makes a deemed matching contribution to the stock unit account equal to 10% of the amount deferred, with one-half of such Company contribution vesting on December 31 of the calendar year in which the deferred compensation otherwise would have been paid and one-half on the next December 31, provided the participant is a director on such vesting date. Unvested Company contributions will automatically vest on death, total disability or retirement by the director at or after the mandatory retirement age then in effect. The current mandatory retirement age for directors is seventy-two, except that certain directors currently over the age of seventy need not retire prior to the age of eighty. The Deferred Compensation Plan provides that compensation deferred under the Deferred Compensation Plan, whether in the stock unit account or the interest account, will be paid out in cash after termination of service as a director. Directors may elect that compensation so deferred be paid out in a lump sum or in up to ten annual installments, commencing either in the quarter following, or in the January following, the quarter in which service as a director terminates.

     Under the Hasbro, Inc. Retirement Plan for Directors (the "Retirement Plan"), which is unfunded, each director (who is not otherwise eligible for benefits under the Company's Pension Plan) who has attained the age of sixty-five and completed five years of service on the Board is entitled to receive, beginning at age seventy-two, an annual benefit equal to the annual retainer payable to directors during the year in which the director retires (which does not include the fees paid to directors for attendance at meetings). If a director retires on or after the director's seventy-second birthday, the annual benefit will continue for the life of the director. If a director retires between the ages of sixty-five and seventy-two, the number of annual payments will not exceed the retired director's years of service. Upon a Change of Control, as defined in the Retirement Plan, directors and retired directors are entitled to lump-sum payments equal to the present value of their benefits under the Retirement Plan.

     Under the Stock Option Plan for Non-employee Directors, approved by shareholders on May 11, 1994, each non-employee director then in office received on May 11, 1994, and any new non-employee director will receive upon becoming a director, a one-time grant of a nontransferable ten year option to purchase 5,000 shares of Common Stock at 110% of the fair market value per share of Common Stock on the date of grant. The options become exercisable at a rate of 20% per year commencing on the first anniversary of the date of grant, except that exercisability will be accelerated upon a participant ceasing to be a member of the Board because of permanent disability, death, retirement at the mandatory retirement age then in effect or after a Change in Control, as defined in the Stock Option Plan for Non-employee Directors.

Certain Relationships and Related Transactions

     The Company's wholly owned subsidiary, Hasbro Canada Inc. ("Hasbro Canada"), leases its manufacturing and warehouse facilities from Central Toy Manufacturing Co. ("CTMC"), a real estate corporation which is 25% owned by the estate of Merrill Hassenfeld, a former Chief Executive Officer and director of the Company. Sylvia K. Hassenfeld is executrix and a beneficiary of the estate of Merrill Hassenfeld. Total rent paid by Hasbro Canada to CTMC for the lease of manufacturing and warehouse facilities in 1994 was approximately $569,000 Canadian (approximately $417,000 U.S.). In management's opinion, these leases are on terms at least as favorable as would otherwise presently be obtainable.

     The Company and its subsidiaries paid an aggregate of approximately $24,000,000 in royalties to Time Warner Inc. ("Time Warner") and its subsidiaries for the Company's 1994 fiscal year pursuant to character license agreements entered into at arms-length in the ordinary course of business. It is currently anticipated that royalties to be paid by the Company and its subsidiaries for the fiscal year ending December 31, 1995 to Time Warner and its subsidiaries pursuant to character license agreements will exceed $60,000. See "Voting Securities and Principal Holders Thereof".

     During 1994, the Company was engaged in legal action against CBS Inc. ("CBS") to recover all costs associated with the environmental clean-up of the Company's former manufacturing facility in Lancaster, Pennsylvania. On August 10, 1994, the U.S. District Court for the Eastern District of Pennsylvania entered judgment in favor of the Company, awarding the Company all of its past and future costs associated with such environmental remediation. The Company and CBS subsequently negotiated and concluded a resolution of the matter involving CBS' waiver of its right to appeal the judgment, a payment by CBS to the Company on account of costs to date associated with environmental remediation together with interest and certain litigation costs, which payment aggregated approximately $3,500,000, CBS' undertaking responsibility for future remediation of the site, the termination by the Pennsylvania Department of Environmental Resources of the consent order directing the Company to undertake such responsibility and the Company's agreement to sell the site to CBS for $2,200,000. Preston Robert Tisch, a director of the Company, is also a director of CBS and Co-Chairman and Co-Chief Executive Officer of Loews Corporation, a major shareholder of CBS. The sales price for the site was determined on the basis of an appraisal performed by Edward Klein of The Binswager Company, an independent outside appraiser retained by the Company in connection with the legal action against CBS.

     The vote of a majority of those shares present or represented by proxy at the meeting will be required to elect directors. Accordingly, an abstention or broker non-vote will in effect constitute a vote against a nominee. THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE SEVEN NOMINEES NAMED ABOVE (PROPOSAL NO. 1).

 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN AMONG HASBRO, S&P
          500 AND RUSSELL 1000 CONSUMER DISCRETIONARY ECONOMIC SECTOR*

     The following graph tracks an assumed investment of $100 on the start dates indicated below in the Company's Common Stock, the S&P 500 Index and the Russell 1000 Consumer Discretionary Economic Sector, assuming full reinvestment of dividends and no payment of brokerage or other commissions or fees. Past performance is not necessarily indicative of future performance.

                                                                 Russell 1000
                                                                   Consumer
                                                                 Discretionary
      Measurement Period                                           Economic
    (Fiscal Year Covered)           Hasbro          S&P 500         Sector
1989                                  100             100             100
1990                                   84              96              92
1991                                  210             123             134
1992                                  270             137             157
1993                                  300             150             167
1994                                  241             151             158

                                                                    1989     1990     1991     1992     1993     1994
                                                                    -----    -----    -----    -----    -----    -----
HASBRO                                                               $100      $84     $210     $270     $300     $241
S&P 500                                                              $100      $96     $123     $137     $150     $151
Russell 1000 Consumer Discretionary Economic Sector                  $100      $92     $134     $157     $167     $158

* While the information for Hasbro & the S&P 500 is as of the last trading day in Hasbro's fiscal year, the data for the Russell index is as of the last trading day in the calendar year.

                                 REPORT OF THE
                    COMPENSATION AND STOCK OPTION COMMITTEE
                           OF THE BOARD OF DIRECTORS

1994 COMPENSATION POLICIES WITH RESPECT TO EXECUTIVE OFFICERS

     The general goal of the Compensation and Stock Option Committee (the "Committee") with respect to the compensation of executive officers (including those named in the summary compensation table below) is that the Company provide competitive compensation and benefits that

     - attract and retain capable executives who are important to the success of the Company,

     - reward them for performance,

     - provide them with a strong incentive to increase shareholder value, and

     - accomplish the foregoing in as fair, understandable and cost-effective manner as possible.

     Executive compensation during 1994 consisted of salary, a management incentive bonus and stock options. In authorizing and approving compensation increases and awards for executive officers (other than the Chief Executive Officer), the Committee relies principally upon the recommendations of the Chief Executive Officer.

     Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held, the experience of the individual and the competitive marketplace for comparable executive talent. Subsequent yearly adjustments are made by reference to changes in duties and responsibilities, competitive market conditions and personal performance. In approving the increases to base salaries for 1994, the Committee targeted the Company's pay levels to correspond with approximately the 75th percentile of salaries paid by other consumer non-durable products companies surveyed in Management Compensation Service's Project 777 Executive Compensation Study, whose participants partially overlap with the companies included in the Russell 1000 Consumer Discretionary Economic Sector (the "Russell Sector") set forth in the above graph. The Frank Russell Company does not publish compensation data for the companies included in the Russell Sector.

     Approximately 1,250 employees, including executive officers, were eligible for annual management incentive bonuses with respect to fiscal 1994. Individual and corporate performance objectives are established at the beginning of the year. Corporate performance objectives are determined on the basis of a budget review carried out by senior management with respect to each operating unit which forms the basis for the operating plan prepared by senior management and approved by the Board in February of each year. The remainder of this paragraph will outline the bonus programs applicable to executive officers other than the Chief Executive Officer, whose bonus is discussed below. See "1994 Compensation of the Chief Executive Officer." Target bonuses for executive officers range from 30% to 50% of base salary with maximum bonuses ranging from 60% to 100% of base salary. The management incentive bonus for executive officers who are deemed to have corporate-wide responsibility (which include all the executive officers named in the summary compensation table below) is based 75% on corporate performance and 25% on individual performance. The management incentive bonus for those individuals deemed to have divisional responsibility is weighted 25% for corporate performance, 50% for divisional performance and 25% for individual performance. The corporate performance measure for management incentive bonuses with respect to 1994 was based on a targeted net earnings objective, while the divisional performance measure was based primarily on targeted divisional pre-tax earnings objectives. The corporate performance for 1994 fell short of targeted corporate net earnings and most of the divisions fell short of their divisional pre-tax earnings targets. The 1994 management bonuses for executive officers were based in part on the applicable corporate and divisional performances and in part on the contribution of the individual.

     In 1994, stock options were granted to approximately 530 employees, including executive officers, pursuant to the Company's employee stock option plans, all of which were approved by shareholders. The Committee, which is composed solely of disinterested persons in accordance with Rule 16b-3 of the rules and regulations of the Securities and Exchange Commission, granted individual options to executive officers in order to provide an incentive to motivate and retain those individuals who are important to the Company's future success. Stock options are designed to align the interests of executives with those of shareholders, since the executives can only benefit from the options if there is price appreciation in the Common Stock after the date of grant. All stock options granted in 1994 were non-qualified, had an exercise price equal to the fair market value of the Common Stock on the date of grant and vest over three years. The amount of stock options previously awarded and outstanding for each executive officer is reviewed by the Committee but is not considered a critical factor in determining the size of any executive stock option award in any year. Options granted were allocated on the basis of individual compensation level, responsibility and performance in 1994.

1994 COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     As set forth in the accompanying tables, Mr. Hassenfeld's salary of $902,286 for 1994 represented an approximate 3.3% increase over his 1993 salary, his management incentive bonus with respect to 1994 was $221,600, which represented approximately 24.5% of his 1994 salary, and in 1994 he was granted options to purchase 30,000 shares of Common Stock, which represented 2.5% of all options granted to employees during 1994. All compensation decisions regarding Mr. Hassenfeld were made by the Committee, which is composed solely of outside directors in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended, in all cases without the participation of Mr. Hassenfeld or other executive officers of the Company. In setting Mr. Hassenfeld's 1994 salary, the Committee took into account comparative data with respect to chief executive officer compensation provided to the Committee with a view towards setting Mr. Hassenfeld's compensation levels at approximately the 75th percentile of other consumer non-durable products companies surveyed. The Committee determined Mr. Hassenfeld's bonus pursuant to the Company's Senior Management Annual Performance Plan (the "Annual Performance Plan") which was approved by shareholders in 1994. Mr. Hassenfeld is the only participant in the Annual Performance Plan. Under the Annual Performance Plan, the Committee designated a net earnings performance goal for the Company for 1994, which was based on the 1994 operating plan approved by the Board in February 1994. The target bonus for Mr. Hassenfeld under the Annual Performance Plan is 75% of salary, if 100% of the performance goal is achieved, with a maximum bonus of 150% of salary, if 130% or more of the performance goal is attained. No bonus is payable under the Annual Performance Plan unless at least 70% of the performance goal is attained. More than 70% but less than 100% of the performance goal was achieved by the Company resulting in the bonus paid to Mr. Hassenfeld. The options granted to Mr. Hassenfeld in 1994 reflected the fact that targeted annual performance was not achieved, as well as the fact that fewer options were granted to senior executives, including Mr. Hassenfeld, in 1994, because approximately 200 additional persons were granted options in 1994 to recognize the greater responsibilities assigned to more employees as a result of the reorganization of the Company's operations undertaken in 1994.

             Alan R. Batkin, E. John Rosenwald, Jr. (Chairman) and Carl Spielvogel as members of the Compensation and Stock Option Committee of the Board of Directors as of 1994 fiscal year end.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Harold P. Gordon was a member of the Compensation and Stock Option Committee (the "Committee") during the first portion of the 1994 fiscal year. The law firm of Stikeman, Elliott, of which Mr. Gordon was a member, provides legal services to the Company in Canada and Southeast Asia.

                             EXECUTIVE COMPENSATION

     The following table summarizes compensation paid by the Company for services rendered during 1994, 1993 and 1992 by the Chief Executive Officer of the Company and the four most highly compensated executives of the Company other than the Chief Executive Officer:

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION             LONG TERM
                                          -------------------------------------   COMPENSATION
                                                                 OTHER ANNUAL     ------------      ALL OTHER
   NAME AND PRINCIPAL POSITION     YEAR    SALARY     BONUS     COMPENSATION(A)     OPTIONS      COMPENSATION(B)
---------------------------------- ----   --------   --------   ---------------   ------------   ---------------
Alan G. Hassenfeld................ 1994   $902,286   $221,600       $34,301           30,000         $40,057
Chairman of the Board,             1993    872,807    600,000        30,439          210,000          68,070
President and Chief                1992    851,810    600,000        31,907           60,000          84,730
Executive Officer
George R. Ditomassi, Jr........... 1994    489,238    172,000        16,000           25,000           2,310
Chief Operating Officer --         1993    468,846    313,000        16,583          135,000           2,248
Games and International            1992    448,462    300,000        14,772           52,500           2,182
Alfred J. Verrecchia.............. 1994    496,720    131,200        15,794           20,000          26,081
Chief Operating Officer --         1993    474,196    335,000        13,741          135,000          37,688
Domestic Toy Operations            1992    453,200    300,000        16,557           52,500          44,469
Barry J. Alperin.................. 1994    416,150    100,000        11,870           17,000          18,975
Vice Chairman                      1993    400,926    210,000        10,395          100,000          29,275
                                   1992    383,319    235,900         8,424           36,750          35,782
John T. O'Neill................... 1994    352,205    120,000        10,096           20,000          16,387
Executive Vice President and       1993    336,981    200,000         8,294          100,000          25,920
Chief Financial Officer            1992    319,433    220,000         9,036           36,750          33,015

---------------
(a) Includes the following amounts which were included in 1994 taxable income for each named individual in connection with a program whereby a leased automobile, or an automobile allowance, is provided to the executive by the
    Company: $9,301 for Mr. Hassenfeld, $10,200 for Mr. Ditomassi, $8,394 for Mr. Verrecchia, $7,870 for Mr. Alperin and $9,346 for Mr. O'Neill. Also includes the following amounts paid by the Company and included in 1994 taxable income for each named individual in connection with a program whereby certain financial planning and tax preparation services are provided to the individual and paid for by the Company: $25,000 for Mr. Hassenfeld, $5,800 for Mr. Ditomassi, $7,400 for Mr. Verrecchia, $4,000 for Mr. Alperin, and $750 for Mr. O'Neill. Does not include other personal benefits that do not in the aggregate exceed $50,000 in any year for any individual.

(b) Includes, except for Mr. Ditomassi, the executive's pro-rata share of the Company's contribution to the Company's Profit-Sharing Plan (the "Profit-Sharing Plan") with respect to each year which is in part contributed to the executive's account in the Profit-Sharing Plan and, to the extent in excess of certain Internal Revenue Code of 1986, as amended (the "Code") maximums, deemed allocated to the executive's account in the Company's unfunded Supplemental Benefit Retirement Plan (the "Supplemental Plan"), which in 1994 amounted to $36,830 for Mr. Hassenfeld, $21,235 for Mr. Verrecchia, $16,665 for Mr. Alperin and $14,077 for Mr. O'Neill. Includes for each individual, other than Mr. Hassenfeld, the sum of $2,310, which represents the Company's 25% match of sums saved in 1994 by each named executive pursuant to the Company's Savings Plan and Supplemental Plan. Also includes premiums paid by the Company in 1994 for individual life insurance policies for Mr. Hassenfeld ($3,227) and Mr. Verrecchia ($2,536).

                                        * * *

     The following table sets forth certain information regarding stock option grants in 1994 to the executive officers named above:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                    POTENTIAL REALIZABLE VALUE AT
                                        NUMBER OF       % OF TOTAL                                  ASSUMED ANNUAL RATES OF STOCK
                                        SECURITIES        OPTIONS                                   PRICE APPRECIATION FOR OPTION
                                        UNDERLYING      GRANTED TO       EXERCISE                              TERM(A)
                                         OPTIONS         EMPLOYEES        PRICE      EXPIRATION     -----------------------------
                NAME                    GRANTED(B)    IN FISCAL YEAR    PER SHARE       DATE        0%        5%          10%
-------------------------------------  ------------   ---------------   ----------   -----------    ---    --------    ----------
Alan G. Hassenfeld...................     30,000             2.5%        $29.5625      12/04/04      0     $557,635    $1,413,525
George R. Ditomassi, Jr. ............     25,000             2.1          29.5625      12/04/04      0      464,683     1,177,938
Alfred J. Verrecchia.................     20,000             1.7          29.5625      12/04/04      0      371,750       942,350
Barry J. Alperin.....................     17,000             1.4          29.5625      12/04/04      0      315,988       800,998
John T. O'Neill......................     20,000             1.7          29.5625      12/04/04      0      371,750       942,350

---------------
(a) Potential realizable value is based on an assumption that the price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten year option term. These numbers are calculated based on the rules and regulations promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Using these assumptions, the price of the Common Stock would, at December 4, 2004 have risen, at the 5% compounded annual rate, to $48.15 per share and, at the 10% compounded annual rate, to $76.68 per share from the $29.5625 per share market value on December 5, 1994, the date of the grants set forth on the above table for each individual. Under these assumptions, the potential benefit to all shareholders of the Company, based on the number of shares of Common Stock outstanding at the end of the 1994 fiscal year, would be $1.63 billion (at the 5% compounded annual rate) and $4.12 billion (at the 10% compounded annual rate). However, if the price of the Common Stock does not appreciate, the value of these options to the named executives, and the corresponding benefit to all shareholders of the Company, would be zero.

(b) All options granted are non-qualified and were granted at not less than fair market value on the date of grant. Thirty-three and one-third percent of each option becomes exercisable on the first anniversary of the date of grant and thirty-three and one-third percent becomes exercisable on each anniversary thereafter until fully exercisable. Upon a Change in Control, as defined below, all options become immediately exercisable. Participants may exercise options and satisfy tax withholding liabilities by payments in cash or by delivery of Common Stock equal to the exercise price and/or tax withholding liability. In addition, participants may instruct the Company to withhold shares issuable upon exercise in satisfaction of tax withholding liability. All options become fully vested in the event of death, disability or retirement at the optionee's normal retirement date and are exercisable for a period of one year thereafter. With the consent of the Board, upon the recommendation of the Committee, an optionee taking early retirement may exercise all or a portion of the options unvested at his or her early retirement date and may exercise such options for three months or such longer period as the Board, upon the recommendation of the Committee, may approve. Upon termination of employment for any other reason, only options vested at the date of the termination may be exercised, and are exercisable for a period of three months following termination.

                                     * * *

     The following table sets forth as to each of the named executive officers:
(a) the number of shares acquired upon exercise of options during fiscal 1994;
(b) the value realized (market value on date of exercise less exercise price) upon the exercise of such options during fiscal 1994; (c) the number of exercisable and unexercisable options held on December 25, 1994, the last day of the 1994 fiscal year; and (d) the value of such options at December 25, 1994 ($28.875, the fair market value on December 25, 1994, less exercise price).

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                               NUMBER OF                 VALUE OF UNEXERCISED
                                                          UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                                                          AT DECEMBER 25, 1994           AT DECEMBER 25, 1994
                          SHARES ACQUIRED   VALUE     ----------------------------   -----------------------------
          NAME              ON EXERCISE    REALIZED   EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
------------------------- ---------------  --------   ------------  --------------   ------------   --------------
Alan G. Hassenfeld.......          --            --      132,750        234,000       $1,197,908       $363,000
George R. Ditomassi,
  Jr.....................      22,500      $538,253       87,632        165,668          613,163        317,625
Alfred J. Verrecchia.....          --            --      217,082        160,668        2,910,536        317,625
Barry J. Alperin.........          --            --      131,066        121,384        1,561,875        253,069
John T. O'Neill..........      28,800       690,589       72,866        124,384          564,900        253,069

                                     * * *

     The following table shows the estimated annual benefits payable upon retirement in specified remuneration and years of service classifications under the Company's Pension Plan (the "Pension Plan") and under the Supplemental Plan:

                               PENSION PLAN TABLE

                                     ESTIMATED ANNUAL RETIREMENT BENEFIT BY
                                       YEARS OF SERVICE CLASSIFICATION(2)
    AVERAGE         -------------------------------------------------------------------------
COMPENSATION(1)        10           15           20           25           30         35(3)
---------------     --------     --------     --------     --------     --------     --------
  $   200,000       $ 33,333     $ 50,000     $ 66,667     $ 83,333     $100,000     $100,000
      400,000         66,667      100,000      133,333      166,667      200,000      200,000
      800,000        133,333      200,000      266,667      333,333      400,000      400,000
    1,200,000        200,000      300,000      400,000      500,000      600,000      600,000
    1,600,000        266,666      400,000      533,333      666,667      800,000      800,000

---------------
(1) Covered compensation under the Pension Plan and the Supplemental Plan includes total salaries and bonuses (as set forth in the Summary Compensation Table) for the five highest consecutive years during the ten years preceding retirement ("Average Compensation").

(2) Estimated retirement benefit amounts shown are prior to reduction by an Internal Revenue Service designated amount keyed to a participant's latest three-year average Social Security entitlement. Amounts shown are computed on the single straight-life annuity option. Early retirement, which is permitted up to 10 years prior to the normal retirement date, and other payment options will reduce the annual benefit amount shown. Payments from the Supplemental Plan, which is unfunded, are not subject to provisions of the Code that limit benefits under the Pension Plan. As set forth in the above table and subject to the foregoing, the retirement benefit after thirty years of credited service is generally 50% of Average Compensation, except for certain employees (which include Mr. Ditomassi) who had substantial credited service with Milton Bradley prior to its acquisition by the Company, as to which the retirement benefit is 60% of Average Compensation.

(3) For purposes of determining benefits under the Pension Plan and the Supplemental Plan, credited years of service cannot exceed 30.

     The following table sets forth, as to the five named executive officers, their years of credited service under the Pension Plan and the Supplemental
Plan:

                                                                      CREDITED YEARS
                                                                        OF SERVICE
                                                                      ---------------
        Alan G. Hassenfeld..........................................         21
        George R. Ditomassi, Jr. ...................................         30
        Alfred J. Verrecchia........................................         25
        Barry J. Alperin............................................         10
        John T. O'Neill.............................................          8

     The five named executive officers are also parties to employment agreements (the "Agreements") with the Company. The Agreements come into effect only upon a "Change of Control," as defined, and continue for three years after such date (the "Employment Period"). If, during the Employment Period, an executive's employment with the Company is involuntarily terminated other than for "cause," the executive is entitled to three times the executive's average annual base salary and bonus for the five years preceding the Change of Control, plus an amount equal to the shortfall between the actuarial benefit payable to the executive under the Company's retirement plans as a result of the early termination and the amount the executive would have received if the executive had continued in the employ of the Company for the remainder of the Employment Period. The executive and the executive's family would also be entitled to the continuation of medical, welfare, life insurance, disability and other benefits for at least the remainder of the Employment Period. If the executive is subject to the payment of excise tax under Section 280G of the Code, the Company will pay such executive an additional amount so as to place the executive in the same after-tax position such executive would have been in had such excise tax not applied. In addition, the Agreements permit an executive to terminate the executive's employment for "Good Reason" at any time or for any reason during a 30-day period immediately following the first anniversary of the Change of Control and receive the above-described severance benefits. "Good Reason" includes diminution of the executive's responsibilities or compensation, relocation or purported termination otherwise than as expressly permitted by the Agreements. Under certain circumstances, certain payments by the Company pursuant to the Agreements may not be deductible for federal income tax purposes. A "Change of Control" is defined (for purposes of the Agreements, the Retirement Plan and the Company's stock option plans, including the 1992 Stock Incentive Plan, the Stock Incentive Performance Plan, and the Stock Option Plan for Non-Employee Directors) as the occurrence of certain events, including acquisition by a third party of 20% or more of the Company's outstanding voting securities, a change in the majority of the Board or approval by shareholders of a reorganization, merger, consolidation, liquidation or dissolution of the Company subject, in each case, to certain exceptions.

            PROPOSAL TO APPROVE THE STOCK INCENTIVE PERFORMANCE PLAN

                                (Proposal No. 2)

     On February 8, 1995, the Compensation and Stock Option Committee (the "Committee") adopted the Stock Incentive Performance Plan (the "Plan"), subject to shareholder approval. The Plan is designed to advance the interests of the Company and to increase shareholder value by providing Employees (as hereinafter defined) with a proprietary interest in the growth and performance of the Company, its subsidiaries and affiliates. The Committee believes the Plan will enhance the ability of the Company and its affiliates to attract and retain exceptionally qualified individuals upon whom the Company's sustained progress, growth and profitability depend, thus enhancing the value of the Company for the benefit of its shareholders. The following summary is qualified in its entirety by reference to the full text of the Plan attached to this Proxy Statement as Appendix A.

     There are an aggregate of 325,089 shares available for future award under the Company's 1992 Stock Incentive Plan (the "1992 Plan"). No options may be further granted under the Company's Employee Incentive Stock Option Plan and the Company's Non-Qualified Stock Option Plan, which were adopted in the 1980s. The Committee believes that the adoption of the Plan, making additional shares available for future awards and options, is now advisable. Accordingly, the Committee adopted the Plan and recommends approval thereof by the shareholders. The Plan would authorize the granting of awards from the date of its approval by shareholders until December 31, 2000.

GENERAL INFORMATION

     Employees of the Company and of any other entity that is directly or indirectly controlled by the Company are eligible to receive awards under the Plan. The term "Employee" as used in the Plan has the same definition as that used in General Instruction A to Form S-8 promulgated under the Securities Act of 1933, as amended, except that no director who is not employed by the Company shall be eligible to receive any awards under the Plan. General Instruction A currently provides, in pertinent part, that the term "Employee" means "any employee, director, general partner, trustee (where the registrant is a business trust), officer or consultant or advisor, provided that bona fide services shall be rendered by consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital raising transaction". There are currently approximately 580 employees holding options granted under the 1992 Plan and earlier stock option plans and it is anticipated that a comparable number of persons would be granted stock options under the Plan.

     The Plan permits granting awards for: (1) stock options, including incentive stock options ("ISOs") meeting the requirements of Section 422 of the Code; (2) stock appreciation rights ("SARs"); (3) stock awards and (4) cash awards that would constitute a "derivative security" for purposes of Rule 16b-3 ("Rule 16b-3"), as promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), if not awarded pursuant to a plan satisfying the provisions of Rule 16b-3. The Plan will be administered by a committee (the "Committee") of at least two of the Company's directors, each of whom must be a "disinterested person" as such term is defined in Rule 16b-3 and an "outside director" as defined in Section 162(m) of the Code and the rules and regulations (including any then current proposed and/or transitional rules and regulations) promulgated thereunder ("Section 162(m)"). The Committee will have the authority to establish rules for the administration of the Plan; to select the Employees to whom awards are granted; to determine the types of awards to be granted and the number of shares covered by such awards; and to set the terms and conditions of such awards (including without limitation the power to accelerate any vesting restrictions, waive, in whole or in part, any forfeiture provisions or extend the term of any award and to make any shares subject to a right of first refusal in favor of the Company). The Committee may also determine whether the payment of any proceeds of any award shall or may be deferred and may authorize payments representing dividends or interest or their equivalents in connection with any deferred award. The Committee may provide that awards denominated in stock earn dividends or dividend equivalents. If the Committee deems it advisable, the Company may provide financial assistance to persons granted awards under the Plan in order to accomplish the purposes of the Plan. Determinations and interpretations of the Committee will be binding on all parties. The Committee may delegate to one or more directors of the Company who are also officers of the Company the authority to grant awards to individuals who are not subject to
Section 16 of the 1934 Act.

     The Board may amend, alter or discontinue the Plan at any time, but shareholder approval of any such amendment must generally be obtained if such approval is necessary to maintain the Plan's compliance with Rule 16b-3. No amendment may affect any outstanding award in a materially adverse manner without the holder's consent.

     Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon their exercise or vesting the holder will receive cash, common stock or any combination thereof, as the Committee shall determine. Any shares of stock deliverable under the Plan may consist in whole or in part of authorized and unissued shares or treasury shares. Subject to certain limited exceptions and the authority of the Committee to determine otherwise, consistent if applicable with Rule 16b-3 and Section 422 of the Code, awards under the Plan may not be transferred. The Plan provides that immediately upon certain events constituting a Change in Control all awards become 100% vested and payable in cash as soon as practicable after the Change in Control, except that awards granted less than six months prior to the Change in Control would not be cancelled and payable in cash until after the then required Rule 16b-3 holding period expires.

     The Committee establishes the exercise price per share for options, the term of options, the time at which they may be exercised and such other terms as the Committee deems appropriate, except that the exercise price of each option shall be not less than the fair market value of the Common Stock on the date of grant. Unless the Committee determines otherwise, payment of the purchase price in full in cash is required upon option exercise. If the exercise price of an option granted under the Plan is paid in Common Stock, the Committee may grant the exercising optionee an option covering a number of shares equal to the number of shares delivered upon such exercise.

     The holder of an SAR will be entitled to receive the excess of the fair market value, calculated as of the exercise date, of a specified number of shares over the grant price of the SAR. SARs need not be granted in tandem with stock options.

     A stock award may provide the recipient with all of the rights of a shareholder of the Company, including the right to vote the shares and to receive any dividends. Stock and cash awards generally will be subject to certain conditions established by the Committee, including continuous service with the Company, achievement of specific business objectives, and other measurements of individual, business unit or Company performance.

     In the case of grant of stock awards or cash awards to executive officers of the Company designated by the Committee as "covered employees" under Section 162(m), the Committee will establish a performance goal based on the Company's "Net Earnings", as defined in the Plan, for the period of time designated by the Committee at the time of grant of the award.

     For purposes of the Plan, "Net Earnings" for a fiscal year is defined as the consolidated net earnings of the Company and its subsidiaries, determined in accordance with generally accepted accounting principles on a consistent basis, exclusive of (a) changes in accounting principles, (b) all extraordinary items of income and expense, (c) all material restructuring expenses, (d) the results of operations of acquisitions consummated during the fiscal year and (e) all material non-recurring and non-budgeted items of income and expense.

     The percentage vesting of any stock award and/or cash award, and any related payments for tax liability in connection therewith, shall in each case be based on the percentage of the performance goal achieved, as determined by the Committee, although the Committee has the discretion to reduce, or refuse to make (but not to increase), any vesting of stock awards or payments of cash awards payable as a result of the achievement of a designated percentage of a performance goal.

     There are 4,300,000 shares of Common Stock initially available for issuance under the Plan, which represent less than 5% of the outstanding Common Stock as of the record date. The number of shares that may be the subject of options or awards granted to any one individual may not exceed 1,000,000. The number of shares that may be the subject of stock awards may not exceed 500,000.

     If any shares subject to an option or award under the Plan are forfeited or if any such option or award terminates (without the participant having received any economic benefits of ownership thereof), the shares previously covered by such option or award will be available for future grant or award under the Plan. If another company is acquired by the Company or an affiliate in the future, any grants or awards made and any of the Company's shares delivered upon the assumption of or in substitution for outstanding grants made by the acquired company may be deemed to be granted or awarded under the Plan but will not decrease the number of shares available for grant or award under the Plan.

     The Committee may make such adjustments as it deems appropriate to meet the intent of the Plan in the event of changes that impact the Company's share price or share status, provided that any such actions are consistently and equitably applicable to all affected participants.

     In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting shares, such adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (i) the aggregate number of shares that may be issued under the Plan; (ii) the number of shares subject to awards under the Plan; and/or (iii) the price per share for any outstanding stock options, SARs and other awards under the Plan.

     Nothing contained in the Plan shall affect the options granted under the 1992 Plan or earlier stock option plans or the remaining shares available for grant under the 1992 Plan or prevent the Company or any affiliate from adopting or continuing in effect other or additional compensation plans or arrangements.

     As of March 27, 1995, the average of the high and low sales prices of the Common Stock, as reported in the Wall Street Journal for American Stock Exchange Composite Transactions, was $33.3125.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the principal United States federal income tax consequences generally applicable to awards under the Plan. The grant of a stock option or SAR will generally create no immediate tax consequences for the recipient, or the Company or an affiliate employing such individual ("employer"). The holder of an ISO generally will have no taxable income upon exercising the ISO (except that the alternative minimum tax may apply), and the employer will receive no tax deduction when an ISO is exercised. Upon exercising a stock option other than an ISO, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares acquired on the date of exercise over the option exercise price, and the employer will then be entitled to a tax deduction for the same amount. Upon exercising an SAR, the amount of any cash received and the fair market value on the exercise date of any shares or other property received are taxable to the recipient as ordinary income and that amount is also deductible by the employer.

     The tax consequence to an optionee of a disposition of shares acquired through the exercise of an SAR or a stock option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an ISO or by exercising an SAR or stock option other than an ISO. Generally, there will be no tax consequence to the employer in connection with a disposition of shares acquired under an SAR or a stock option except that the employer may be entitled to a tax deduction in the case of a disposition of shares acquired under an ISO before the applicable ISO holding periods have been satisfied.

     With respect to other awards granted under the Plan that are settled either in cash or in shares or other property that is either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the shares or other property received (determined as of the first time the shares or other property become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (b) the amount (if any) paid for such shares or other property by the participant, and the employer will then be entitled to a deduction for the same amount.

     The Plan is intended to comply with the provisions of Section 162(m) so as to permit the Company to claim an income tax deduction for total remuneration paid in excess of $1,000,000 in any one year to the Chief Executive Officer or the other four highest compensated executive officers, although there is no assurance that the final regulations under Section 162(m) will contain the same provisions as the currently proposed regulations.

                               NEW PLAN BENEFITS
                        STOCK INCENTIVE PERFORMANCE PLAN

     No awards have been made under the Plan and the awards that will be made pursuant to the Plan are not currently determinable. Had the Plan been in effect in fiscal 1994 and the Plan (rather than the 1992 Plan) been utilized to grant awards thereunder in fiscal 1994, options (which are the only awards which have ever been granted under the 1992 Plan) to each of the five most highly compensated executive officers; all current executive officers as a group; all current non-employee directors as a group; and all employees, including all current officers who are not executive officers, as a group, would have been as follows:

                             NAME AND POSITION                            NUMBER OF OPTIONS
    --------------------------------------------------------------------  -----------------
    Alan G. Hassenfeld..................................................        30,000
    Chairman of the Board and Chief Executive Officer
    George R. Ditomassi, Jr. ...........................................        25,000
    Chief Operating Officer -- Games and International
    Alfred J. Verrecchia................................................        20,000
    Chief Operating Officer -- Domestic Toy Operations
    Barry J. Alperin....................................................        17,000
    Vice Chairman
    John T. O'Neill.....................................................        20,000
    Executive Vice President and Chief Financial Officer
    All Current Executive Officers......................................       237,125
    All Non-employee Directors..........................................             0
    All Employees (other than Executive Officers).......................       949,828

     The affirmative vote of a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting is required for approval of the Plan. Accordingly, both an abstention and a broker non-vote will in effect constitute a vote against the Plan.

     THE BOARD RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE STOCK INCENTIVE PERFORMANCE PLAN (PROPOSAL NO. 2).

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Security Ownership of Certain Beneficial Owners

     The following table sets forth information, as of March 16, 1995, with respect to the ownership of the Common Stock (the only class of outstanding voting securities of the Company) by certain persons known by the Company to be the beneficial owners of more than 5% of such stock:

                                                          AMOUNT AND NATURE
                      NAME AND ADDRESS                      OF BENEFICIAL       PERCENT OF
                      BENEFICIAL OWNER                      OWNERSHIP(1)          CLASS
    ----------------------------------------------------  -----------------     ----------
    Alan G. Hassenfeld..................................       8,085,973(2)         9.2
      1027 Newport Avenue
      Pawtucket, RI 02862
    WARNER COMMUNICATIONS INC...........................      12,057,561(3)        13.8
      75 Rockefeller Center
      New York, NY 10019
    OPPENHEIMER GROUP, INC..............................       7,584,486(4)         8.7
      Oppenheimer Tower
      World Financial Center
      New York, NY 10281
    RUANE, CUNIFF & CO., INC............................       6,740,327(5)         7.7
      767 Fifth Avenue
      New York, NY 10153
    THE CAPITAL GROUP COMPANIES, INC....................       4,865,460(6)         5.5
      333 South Hope Street
      Los Angeles, CA 90071

---------------
(1) Based upon information furnished by each shareholder or contained in filings made with the Securities and Exchange Commission.

(2) Includes 3,951,521 shares held as sole trustee for the benefit of his mother, 686,098 shares held as personal representative of the Estate of Stephen Hassenfeld, 368,599 shares held as sole trustee of a trust for Mr. Hassenfeld's benefit and presently exercisable options to purchase 183,750 shares. Mr. Hassenfeld has sole voting and investment authority with respect to all shares except those described in the following sentence, as to which he shares voting and investment authority. Also includes 270,000 shares owned by The Hassenfeld Foundation, of which Mr. Hassenfeld is an officer and director, as to which shares Mr. Hassenfeld disclaims beneficial ownership, and 68,541 shares held as one of the trustees of a trust for the benefit of his mother and her grandchildren.

(3) These shares are owned by a wholly owned subsidiary of Time Warner Inc. ("Time Warner"). In December 1992, Time Warner sold in a public offering approximately $1.65 billion (principal amount at maturity) of Liquid Yield OptionTM Zero Coupon -- Senior Notes due 2012 ("LYONSTM"). Each LYON, whose original issue price was $292.04 and whose principal amount at maturity will be $1,000, is exchangeable at the option of the holder for 7.301 shares of the Common Stock of the Company owned by Time Warner. Time Warner may elect to deliver cash in lieu of Common Stock to any LYON holder who elects to exchange a LYON for Common Stock. The LYONS are not redeemable, and no LYON holder may elect to cause Time Warner to repurchase any LYON, prior to December 17, 1997. Time Warner retains sole voting and investment authority over these shares.

(4) All but 57,657 of these shares are owned by Oppenheimer Capital, a registered investment adviser. Oppenheimer Capital and certain other subsidiaries of Oppenheimer Group, Inc. share voting and dispositive power with respect to all of these shares with certain investment advisory clients or discretionary accounts. Oppenheimer Group, Inc., its parent, Oppenheimer & Co. L.P. and other subsidiaries of Oppenheimer Group, Inc. not owning shares of the Company's Common Stock, disclaim beneficial ownership of these shares.

(5) Ruane Cuniff & Co., Inc., a broker dealer and investment advisor, has the sole voting authority over 5,190,385 shares and no voting authority over 1,549,942 shares. It shares investment authority as to 3,762,600 shares and has sole investment authority over 2,977,727 shares.

(6) Certain operating subsidiaries of The Capital Group Companies, Inc. exercise investment discretion over various institutional accounts which hold 4,865,460 shares. Capital Guardian Trust Company, a bank, and one of such operating companies, exercises sole investment discretion over 985,890 of said shares. Capital Research and Management Company and Capital International, Inc., registered investment advisors, and Capital International S.A., another operating subsidiary, have sole investment discretion with respect to 3,869,660, 5,220 and 4,670 shares, respectively. These operating subsidiaries have sole voting power over an aggregate of 603,200 shares and have no voting power with respect to 4,262,260 of such shares. Includes shares issuable upon conversion of an aggregate of $10,890,000 principal amount of the Company's 6% Convertible Subordinated Notes due 1998.

Security Ownership of Management

     The following table sets forth information, as of March 16, 1995, with respect to the ownership of the Common Stock (the only class of outstanding equity securities of the Company) by each director of the Company, each nominee for election as director, each named executive officer and by all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting and investment authority.

                                                                            COMMON    PERCENT OF
           NAME OF DIRECTOR, NOMINEE OR EXECUTIVE OFFICER(1)                STOCK        CLASS
------------------------------------------------------------------------  ----------  -----------
Barry J. Alperin(2).....................................................     156,749        *
Alan R. Batkin(3).......................................................       1,750        *
George R. Ditomassi, Jr. (4)............................................     134,971        *
Harold P. Gordon(5).....................................................       1,750        *
Alex Grass(6)...........................................................      12,411        *
Alan G. Hassenfeld (7)..................................................   8,085,973      9.2
Sylvia K. Hassenfeld(8).................................................     309,196        *
Claudine B. Malone(9)...................................................       1,200        *
Morris W. Offit.........................................................          --       --
John T. O'Neill (10)....................................................     100,049        *
Norma T. Pace (11)......................................................       1,690        *
E. John Rosenwald, Jr.(12)..............................................      91,000        *
Carl Spielvogel(13).....................................................      19,867        *
Henry Taub(14)..........................................................       4,000        *
Preston Robert Tisch(15)................................................       2,500        *
Alfred J. Verrecchia(16)................................................     329,658        *
Paul Wolfowitz..........................................................          --       --
All Directors, Nominees and Executive Officers as a Group
  (includes 26 persons)(17).............................................   9,386,039     10.6

---------------
  *  Less than one percent.

 (1) Information in this table is based upon information furnished by each director, nominee and executive officer.

 (2) Represents presently exercisable options granted under the Company's employee stock option plans.

 (3) Includes options exercisable within sixty days hereof granted under the Company's Stock Option Plan for Non-employee Directors to purchase 1,000 shares. Does not include 1,206 shares deemed to be held in Mr. Batkin's stock unit account under the Deferred Compensation Plan.

 (4) Includes presently exercisable options granted under the Company's employee stock option plans to purchase 122,799 shares.

 (5) Includes options exercisable within sixty days hereof granted under the Company's Stock Option Plan for Non-employee Directors to purchase 1,000 shares. Does not include 1,280 shares deemed to be held in Mr. Gordon's stock unit account under the Deferred Compensation Plan.

 (6) Includes options exercisable within sixty days hereof granted under the Company's Stock Option Plan for Non-employee Directors to purchase 1,000 shares. Does not include 7,500 shares owned by the spouse of Mr. Grass, as to which Mr. Grass disclaims beneficial ownership, and 1,083 shares deemed to be held in Mr. Grass' stock unit account under the Deferred Compensation Plan.

 (7) See note (2) to the immediately preceding table.

 (8) Includes options exercisable within sixty days hereof granted under the Company's Stock Option Plan for Non-employee Directors to purchase 1,000 shares and 270,000 shares owned by The Hassenfeld Foundation, of which Mrs. Hassenfeld is an officer and director, and as to the shares of which she disclaims beneficial ownership. Does not include the shares of Common Stock held in trust for Mrs. Hassenfeld's benefit referred to in note (2) to the immediately preceding table or 180 shares deemed to be held in Mrs. Hassenfeld's stock unit account under the Deferred Compensation Plan.

 (9) Includes options exercisable within sixty days hereof granted under the Company's Stock Option Plan for Non-employee Directors to purchase 1,000 shares. Does not include 180 shares deemed to be held in Ms. Malone's stock unit account under the Deferred Compensation Plan.

(10) Includes presently exercisable options granted under the Company's employee stock option plans to purchase 98,549 shares.

(11) Includes options exercisable within sixty days hereof granted under the Company's Stock Option Plan for Non-employee Directors to purchase 1,000 shares. Does not include 733 shares deemed to be held in Mrs. Pace's stock unit account under the Deferred Compensation Plan.

(12) Includes options exercisable within sixty days hereof granted under the Company's Stock Option Plan for Non-employee Directors to purchase 1,000 shares. Does not include shares held by The Bear Stearns Companies Inc. in an investment account. Mr. Rosenwald is Vice Chairman of The Bear Stearns Companies Inc. Also does not include 1,407 shares deemed to be held in Mr. Rosenwald's stock unit account under the Deferred Compensation Plan.

(13) Includes options exercisable within sixty days hereof granted under the Company's Stock Option Plan for Non-employee Directors to purchase 1,000 shares. Does not include 540 shares deemed to be held in Mr. Spielvogel's stock unit account under the Deferred Compensation Plan.

(14) Includes options exercisable within sixty days hereof granted under the Company's Stock Option Plan for Non-employee Directors to purchase 1,000 shares. Does not include 1,045 shares deemed to be held in Mr. Taub's stock unit account under the Deferred Compensation Plan.

(15) Includes options exercisable within sixty days hereof granted under the Company's Stock Option Plan for Non-employee Directors to purchase 1,000 shares. Does not include 180 shares deemed to be held in Mr. Tisch's stock unit account under the Deferred Compensation Plan.

(16) Includes presently exercisable options granted under the Company's employee stock option plans to purchase 252,249 shares. Does not include 67,500 shares owned by Mr. Verrecchia's spouse, 1,875 shares owned by one of Mr. Verrecchia's daughters, 1,350 shares owned by Mr. Verrecchia as trustee of a trust for another of his daughters and 525 shares owned directly by that daughter, and 1,350 shares owned by Mr. Verrecchia as trustee of a trust for a third daughter and 525 shares owned directly by that daughter, as to which in each case Mr. Verrecchia disclaims beneficial ownership.

(17) Includes 8,969,573 shares with respect to which all directors and executive officers as a group have sole voting and investment power, 416,466 shares with respect to which they have shared voting and/or investment power, and 1,126,049 shares purchasable by directors and executive officers upon exercise of presently exercisable options, or options exercisable within sixty days hereof, granted under the Company's stock option plans.

Compliance with Section 16(a) of the 1934 Act

     Section 16(a) of the 1934 Act, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the American Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten-percent shareholders are required by regulation promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the last fiscal year ended December 25, 1994, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                     RATIFICATION OF SELECTION OF AUDITORS

                                (Proposal No. 3)

     The Board, upon recommendation of the Audit Committee of the Board, has selected KPMG Peat Marwick LLP, independent certified public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1995. KPMG Peat Marwick LLP has acted as independent certified public accountants for the Company since 1964 and has advised that neither it nor any of its members has any direct financial interest or any material indirect financial interest in the Company or any of its subsidiaries, nor any connection with the Company or any of its subsidiaries during the past three years other than as an independent certified public accountant and in furnishing certain related services. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement, if so desired, and will be available to respond to appropriate questions.

     PROPOSAL NO. 3 IS THE RATIFICATION OF SUCH SELECTION AND THE BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.

                                 OTHER BUSINESS

     Management knows of no other matters that may be presented to the Annual Meeting. However, if any other matter properly comes before the meeting, or any adjournment thereof, it is intended that Proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                      PROPOSALS BY HOLDERS OF COMMON STOCK

     Any proposal which a shareholder of the Company wishes to have considered for inclusion in the proxy statement and proxy relating to the Company's 1996 Annual Meeting must be received by the Company at its executive offices no later than December 4, 1995. The address of the Company's executive offices is 1027 Newport Avenue, Pawtucket, Rhode Island 02862.

                              FINANCIAL STATEMENTS

     A copy of the Annual Report of the Company for the fiscal year ended December 25, 1994 accompanies this Proxy Statement.

                              COST OF SOLICITATION

     The cost of soliciting Proxies in the accompanying form has been or will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals and the Company may reimburse them for any attendant expenses.

     It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to mark, sign and date the enclosed Proxy and return it in the pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                       By Order of the Board of Directors

                                                         Donald M. Robbins
                                                             Secretary

Dated: April 3, 1995
       Pawtucket, Rhode Island

                                                                      APPENDIX A

                                  HASBRO, INC.
                        STOCK INCENTIVE PERFORMANCE PLAN

1.  PURPOSE

     The purpose of the Stock Incentive Performance Plan (the "Plan") is to advance the interests of Hasbro, Inc. ("Hasbro") and to increase shareholder value by providing Employees with a proprietary interest in the growth and performance of Hasbro and with incentives for continued service with Hasbro, its subsidiaries and affiliates.

2.  TERM

     The Plan shall be effective upon approval thereof by the shareholders of Hasbro on May 10, 1995 and shall remain in effect until December 31, 2000 unless sooner terminated by Hasbro's Board of Directors (the "Board"). After termination of the Plan, no future awards may be granted but previously made awards shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of the Plan.

3.  PLAN ADMINISTRATION

     A committee (the "Committee") appointed by the Board shall be responsible for administering the Plan. The Committee shall be comprised of two or more members of the Board who qualify to administer this Plan as contemplated by Rule 16b-3 or any successor rule ("Rule 16b-3") under the Securities Exchange Act of 1934 (the "1934 Act") and Section 162(m) and the rules and regulations (including any then current proposed and/or transitional rules or regulations) promulgated thereunder ("Section 162(m)") under the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall have full and exclusive power to interpret, construe and implement the Plan and any rules, regulations, guidelines or agreements adopted hereunder and to adopt, alter and repeal such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. These powers shall include, but not be limited to, (i) determination of the type or types of awards to be granted under the Plan; (ii) determination of the terms and conditions of any awards under the Plan (including, but not limited to, the option or award price, any vesting restrictions or forfeiture provisions (including, but not limited to, the power to accelerate any vesting restrictions and waive, in whole or in part, any forfeiture provisions) and the term of the award (including, but not limited to, the power to extend the term of any award)); (iii) determination of whether to adjust other terms and conditions, at any time or from time to time, of any award, including with respect to performance goals and measurements applicable to performance-based awards pursuant to the terms of the Plan; (iv) determination of to what extent and under what circumstances shares and other amounts payable with respect to an award shall be deferred; (v) determination of whether, to what extent and under what circumstances awards may be settled, paid or exercised in cash, shares, other securities, or other awards, or other property, or canceled, forfeited or suspended; (vi) adoption of modifications, amendments, procedures, subplans and the like as are necessary to comply with provisions of the laws of other countries in which the Company may operate in order to assure the viability of awards granted under the Plan and to enable participants employed in such other countries to receive advantages and benefits under the Plan and such laws; (vii) subject to the rights of participants, modification, change, amendment or cancellation of any award to correct an administrative error; and (viii) taking any other action the Committee deems necessary or desirable for the administration of the Plan. In making any determination under the Plan, the Committee shall be entitled to rely on reports, opinions or statements of officers or employees of the Company as well as those of counsel, public accountants and other professional or expert persons. All determinations, interpretations, and other decisions under or with respect to the Plan or any award by the Committee shall be final, conclusive and binding upon all parties, including without limitation, the Company, any Employee and any other person with rights to any award under the Plan and no member of the Committee shall be subject to individual liability with respect to the Plan. The Committee shall act only by a majority of its members then in office, except the Committee may delegate to any one or more directors of the Company who are also officers of the Company any or all of its duties, powers and authority under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee may make any determinations regarding Employees who are subject to
Section 16 of the 1934 Act.

4.  ELIGIBILITY

     Any Employee of the Company shall be eligible to receive an award under the Plan, as the Committee in its sole discretion shall determine from time to time, except that no director who is not employed by the Company shall be eligible to receive any awards under the Plan. In this Plan, the term "Employee" shall have the same definition as that set forth in General Instruction A to Form S-8 promulgated under the Securities Act of 1933, as amended, and the term "Company" shall mean Hasbro and any entity that is directly or indirectly controlled by Hasbro.

5.  SHARES OF STOCK SUBJECT TO THE PLAN

     The aggregate number and class of shares which may be made the subject of awards granted pursuant to the Plan is Four Million Three Hundred Thousand (4,300,000) shares of common stock of Hasbro, par value $.50 per share (the "Common Stock"), subject in each case to adjustment as provided in Section 6, provided, however, that the number of shares which may be made the subject of awards granted to any one individual shall not exceed One Million (1,000,000) and the number of shares which may be made the subject of stock awards pursuant to Section 7(c) shall not exceed Five Hundred Thousand (500,000). Such shares may be made available from authorized and unissued shares of Common Stock or shares of Common Stock held in Hasbro's treasury. If any shares subject to an award are forfeited, cancelled or reacquired by the Company (including, but not limited to, any stock option or stock appreciation right ("SAR") which is not exercised in full) and the participant did not receive any benefits of ownership in such shares (other than voting rights or dividends that may have accumulated but due to forfeiture, cancellation or reacquisition were never realized by the participant), shares subject to such award shall again be available for distribution in connection with awards under the Plan. In addition, where an SAR or other award is settled in cash or any form other than shares, then the shares covered by these settlements shall not be deemed issued and shall remain available for issuance under the Plan. Notwithstanding anything in this Plan to the contrary, any shares that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company shall not be counted against the shares available for issuance under the Plan and the terms and conditions of any such awards shall be the original terms and conditions thereof as adjusted by or pursuant to the acquisition agreement.

6.  ADJUSTMENTS AND REORGANIZATIONS

     The Committee may make such adjustments as it deems appropriate to meet the intent of the Plan in the event of changes that impact the Company's share price or share status, provided that any such actions are consistently and equitably applicable to all affected participants.

     In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting shares, such adjustments, if any, as the Committee in its discretion may deem appropriate to reflect such change shall be made with respect to (i) the aggregate number of shares that may be issued under the Plan; (ii) the number of shares subject to awards under the Plan; and/or (iii) the price per share for any outstanding stock options, SARs and other awards under the Plan.

7.  AWARDS

     The Committee shall determine the type or types of award(s) to be made to each participant under the Plan and shall approve the terms and conditions governing these awards in accordance with Section 12. Awards may include but are not limited to those listed in this Section 7. Awards may be granted singly, in combination or in tandem (i.e. so that the settlement or payment of one automatically reduces or cancels the other). Awards may also be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for, grants or rights under any other employee or compensation plan of the Company, including the plan of any acquired entity.

     (a) Stock Option -- is a grant of a right to purchase a specified number of shares of Common Stock during a specified period at a specified or determinable price. The purchase price of each option shall be not less than the Fair Market Value of the Common Stock subject to the stock option on the date of grant. A stock option may be exercised in whole or in installments, which may be cumulative. A stock option may be in the form of an incentive stock option which complies with Section 422 or any successor Section or rule ("Section 422") of the Code and the regulations thereunder, at the time of grant ("ISO") or it may be a non-qualified option. To the extent that any stock option is not designated as an ISO or even if so designated does not qualify as an ISO, it shall constitute a non-qualified stock option. In the case of an ISO, the amount of aggregate fair market value of the shares (determined at the time of grant of the option pursuant to the Plan) with respect to which ISOs are exercisable for the first time by a participant during any calendar year (under all such plans of the participant's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. It is the intent of the Company that stock options designated as ISOs granted under the Plan be consistent with and contain or be deemed to contain all provisions required under Section 422, and that any ambiguities in construction shall be interpreted in order to effectuate such intent.

     The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of the exercise in cash or such other method as provided by the Committee at the time of grant in the award agreement, including, but not limited to, tendering Common Stock or surrendering a stock award, valued in each case, at Fair Market Value on the date of tender or surrender, surrendering a cash award, or any combination thereof.

     (b) Stock Appreciation Right -- is a right to receive a payment, in cash and/or Common Stock, as determined by the Committee, equal to all or part of the excess of the Fair Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the exercise or designated price of the SAR as set forth in the applicable award agreement, which shall not be less than the Fair Market Value of the Common Stock subject to the stock appreciation right on the date of grant. The Committee, in its discretion, may grant a participant the right to receive from the Company all or a portion of the tax liability incurred or to be incurred by a participant as a result of awards made to or settled by him or her hereunder on such terms and conditions as the Committee may determine.

     (c) Stock Award -- is an award made in shares of Common Stock or denominated in units of shares of Common Stock. All or part of any stock award may be subject to conditions established by the Committee, and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of individual, business unit or Company performance.

     (d) Cash Award -- is an award denominated in cash that would constitute a "derivative security", for purposes of Rule 16b-3, if not awarded pursuant to a plan satisfying the provisions of Rule 16b-3. The payment of a cash award may be subject to such restrictions and conditions as may be established by the Committee, and as set forth in the award agreement, including, but not limited to, continuous service with the Company, achievement of specific business objectives, and other measurement of individual, business unit or Company performance. A cash award may be made by the Committee, in its discretion, in respect of all or a portion of the tax liability incurred or to be incurred by a participant as a result of awards made to or settled by him or her under the Plan.

     In the case of the grant of stock awards or cash awards to executive officers of the Company designated by the Committee as "covered employees" under
Section 162(m), the Committee shall designate, within the time period required by Section 162(m), a performance goal, which shall be based on the Company's Net Earnings, as defined below, for the period of time designated by the Committee at the time of grant of the award. The percentage vesting of the stock award and/or cash award, and any related payments for tax liability in connection therewith, which shall in each case be based on the percentage of the performance goal achieved, shall be determined by the Committee at the time of grant of the award and paid in accordance with Section 162(m). For purposes hereof, "Net Earnings" for a fiscal year shall be the consolidated net earnings of the Company and its subsidiaries, determined in accordance with generally accepted accounting principles applied on a consistent basis, exclusive of (a) changes in accounting principles, (b) all extraordinary items of income and expense, (c) all material restructuring expenses, (d) the results of operations of acquisitions consummated during the fiscal year and (e) all material non-recurring and non-budgeted items of income and expense. The Committee shall have the full power and authority in its sole discretion to reduce, or to refuse to make (but not to increase), any vesting of stock awards or payments of cash awards payable as a result of the achievement of a designated percentage of a performance goal.

8.  DIVIDENDS AND DIVIDEND EQUIVALENTS

     The Committee may provide that awards denominated in stock earn dividends or dividend equivalents. Such dividend equivalents may be paid currently or may be credited to an account established by the Committee under the Plan in the name of the participant. In addition, dividends or dividend equivalents paid on outstanding awards or issued shares may be credited to such account rather than paid currently. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including, but not limited to, reinvestment in additional shares or share equivalents.

9.  DEFERRALS AND SETTLEMENTS

     Payment of awards may be in the form of cash, shares, other awards, or in combinations thereof as the Committee shall determine at the time of grant, and with such restrictions as it may impose. The Committee may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts or the payment or crediting of dividend equivalents on deferred settlements denominated in shares.

10.  FAIR MARKET VALUE

     Fair Market Value for purposes of the Plan shall mean the average of the high and low sales prices of the Common Stock as reported in The Wall Street Journal for the American Exchange Composite Transactions or similar successor consolidated transactions reports for the relevant date (or the comparable consolidated transaction reports for any other national securities exchange or NASDAQ National Market Issues, if Hasbro Common Stock is admitted for trading or quotation on said exchange or market), or, if no sales of Common Stock were made on said exchange or market on that date, the average of the high and low prices of Common Stock as reported in said composite transactions report for the preceding day on which sales of Common Stock were made on said exchange or market. If Hasbro's Common Stock is not then trading on an exchange or quoted in NASDAQ National Market Issues, then Fair Market Value shall be the mean between the bid and asked prices for the relevant over-the-counter transaction on such date, or if there are not such transactions, then Fair Market Value shall be determined in good faith by the Committee. Notwithstanding the foregoing, for purposes of valuing shares delivered to the Company by a participant in payment of the exercise price of an option pursuant to Section 7 hereof and shares delivered or withheld in payment of applicable tax withholding pursuant to
Section 14 hereof, if the participant sells, on a national securities exchange, or on NASDAQ or over-the-counter, the shares acquired on the same day as the date of exercise, the Committee shall have the discretion to deem the "Fair Market Value" of the shares so delivered or withheld to be the actual sales price of the shares so sold. Under no circumstances shall Fair Market Value be less than the par value of the Common Stock.

11.  TRANSFERABILITY AND EXERCISABILITY

     All awards under the Plan will be nontransferable and shall not be assignable, alienable, saleable or otherwise transferable by the participant other than by will, the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, unless otherwise determined by the Committee consistent with

Rule 16b-3 and Section 422. During the life of the participant, awards under the Plan shall be exercisable only by him or her or by his or her guardian or legal representative.

12.  AWARD AGREEMENTS

     Awards under the Plan shall be evidenced by an agreement as shall be approved by the Committee that sets forth the terms, conditions and limitations of an award. The Committee may amend agreements theretofore entered into, either prospectively or retroactively, including, but not limited to, the acceleration of vesting of an award, and the extension of time to exercise an award, except that, no such amendment shall affect the award in a materially adverse manner without the consent of the participant.

13.  PLAN AMENDMENT

     The Committee may amend, alter or discontinue the Plan at any time, except that no such amendment which would cause the Plan not to comply with Rule 16b-3 as in effect at the time of amendment shall be made without the approval of the Company's shareholders and no such amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by law. No such amendment shall affect any outstanding awards in a materially adverse manner under the Plan without the consent of the holders thereof.

14.  TAX WITHHOLDING

     The Company shall have the right to deduct from any settlement of an award made under the Plan, including the delivery or vesting of shares, an amount sufficient to cover withholding required by law for any federal, state, local or foreign taxes or to take such other action as may be necessary to satisfy any such withholding obligations including, but not limited to, requiring the payment by the participant to the Company of any such amounts. The Committee may permit a participant to deliver shares or permit the participant to direct the Company that shares be withheld to satisfy required tax withholding and such shares shall be valued at the Fair Market Value as of the settlement date of the applicable award and the Committee shall determine the timing and other terms and conditions in which the use of shares to satisfy tax withholding may take place.

15.  FINANCIAL ASSISTANCE

     If the Committee determines that such action is advisable, the Company may assist any person to whom an award has been granted in obtaining financing from the Company or from a bank or other third party, on such terms as are determined by the Committee, and in such amount as is required to accomplish the purposes of the Plan, including, but not limited to, to permit the exercise of an award and/or the payment of any taxes in respect thereof. Such assistance may take any form that the Committee deems appropriate, including, but not limited to, a direct loan from the Company, a guarantee of the obligation by the Company, or the maintenance by the Company of deposits with such bank or third party.

16.  CHANGE IN CONTROL

     Notwithstanding anything to the contrary in the Plan, the following shall apply to all outstanding awards granted under the Plan:

     (a) DEFINITIONS -- The following definitions shall apply to this Section:

     A "Change in Control", unless otherwise defined by the Committee, shall mean:

          A. The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either (i) the then outstanding shares of Common Stock of Hasbro (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of Hasbro entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from Hasbro or any of its subsidiaries, (ii) any acquisition by Hasbro or any of its subsidiaries, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Hasbro or any of its subsidiaries, (iv) any acquisition by Alan or Sylvia Hassenfeld, members of their respective immediate families, or heirs of Alan or Sylvia Hassenfeld or of any member of their respective immediate families, the Sylvia Hassenfeld Trust, the Merrill Hassenfeld Trust, the Alan Hassenfeld Trust, the Hassenfeld Foundation, any trust or foundation established by or for the primary benefit of any of the foregoing or controlled by one or more of any of the foregoing, or any affiliates or associates (as such terms are defined in Rule 12b-2 promulgated under the 1934 Act) of any of the foregoing or (v) any acquisition by any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; or

          B. Individuals who, as the effective date of the Plan constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents; or

          C. Approval by the shareholders of Hasbro of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be; or

          D. Approval by the shareholders of Hasbro of (i) a complete liquidation or dissolution of Hasbro or (ii) the sale or other disposition of all or substantially all of the assets of Hasbro, other than to a corporation, with respect to which following such sale or other disposition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be.

     "CIC Price" shall mean the higher of (1) the highest price paid for a share of Common Stock in the transaction or series of transactions pursuant to which a Change in Control of the Company shall have occurred, or (2) the highest reported sales price of a share of Common Stock during the 60 day period immediately preceding the date upon which the event constituting a Change in Control shall have occurred. To the extent that the consideration paid in any transaction or series of transactions described in (1) above consists in whole or in part of non-cash consideration, the value of such non-cash consideration shall be determined in the sole discretion of the Board.

     (b) ACCELERATION OF VESTING AND PAYMENT OF STOCK AWARDS, STOCK OPTIONS, SARS AND CASH AWARDS

     (1) Upon the occurrence of an event constituting a Change in Control, all stock awards (and related dividends or dividend equivalents, if any), stock options, SARs and cash awards outstanding on such date shall become 100% vested and shall be paid in cash to the participant as soon as may be practicable. Upon such payment, such stock awards, stock options, SARs and cash awards shall be cancelled.

     (2) The amount of cash to be paid shall be determined by multiplying the number of such awards, as the case may be, by (i) in the case of stock awards, the CIC Price, (ii) in the case of stock options, the difference between the exercise price per share and the CIC Price, if higher, (iii) in the case of SARs, the difference between the exercise or designated price per share and the CIC Price, if higher; (iv) in the case of cash awards where the performance period, if any, has not been completed upon the occurrence of a Change in Control, the maximum value of such awards as determined by the Committee at the time of grant, without regard to the performance criteria, if any, applicable to such award; and (v) in the case of cash awards where the performance period, if any, has been completed on or prior to the occurrence of a Change in Control, the value of such award as determined in accordance with the award agreement. In addition, all accrued dividends and dividend equivalents or interest accrued on deferred settlements shall be paid.

     (3) Notwithstanding the foregoing subsections (1) and (2), unless the Committee shall determine otherwise, all awards held by an officer or director subject to Section 16 of the 1934 Act which have been outstanding less than six months (or such other period as may then be required by Rule 16b-3) (the "Holding Period") upon the occurrence of a Change in Control shall become 100% vested but shall not be cancelled until the day following expiration of the Holding Period, and, for the purposes of determining payment upon such cancellation, the Fair Market Value on the date of cancellation, if higher, shall be used in lieu of the CIC Price.

     (4) Notwithstanding the foregoing subsections (1), (2) and (3), unless the Committee shall determine otherwise, if the exercise or designated price of a stock option or SAR, as the case may be, exceeds the CIC Price or the Fair Market Value on the day following expiration of the Holding Period, as the case may be, such stock option or SAR, as the case may be, shall be 100% vested but shall not be cancelled.

17. OPTIONS WITH RESPECT TO SHARES SURRENDERED TO EXERCISE OPTIONS

     The Committee, in its discretion, may provide at the time of the award or subsequent thereto, in the award agreement granting an option pursuant to
Section 12 hereunder, or in a separate agreement, that in the event a participant exercises an option, making payment of the option price by an exchange of shares of Common Stock previously owned by the participant for at least six months, in the manner permitted by the Committee pursuant to Section 7 hereof, such participant shall automatically be issued a new option to purchase additional shares equal to the number of shares of previously owned Common Stock so exchanged. Such new option shall have an option price equal to not less than the Fair Market Value of the Common Stock on the date such new option is granted, and shall have an exercise period which commences one year from the date of grant of the new option and expires on the same date as did that of the original option exercised pursuant to the exchange.

18.  UNFUNDED PLAN

     Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of a grant awarded under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

19.  RIGHT OF FIRST REFUSAL

     At the time of grant of any award or acceleration of any vesting term, the Committee may provide that shares received as a result of such grant or accelerated vesting shall be subject to a right of first refusal pursuant to which the participant shall be required to offer to the Company any shares that the participant wishes to sell at a price no greater than the then Fair Market Value of the shares, subject to such other terms and conditions as the Committee may specify.

20.  MISCELLANEOUS

     No person shall have any claim or right to be granted an award under the Plan, and no participant shall have any right by reason of the grant of any award under the Plan to continued employment by the Company. Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. No participant shall have any right with respect to the Plan, or in any award, contingent or otherwise, until written evidence of the award shall have been delivered to the recipient and all the terms, conditions and provisions of the Plan and the award applicable to such recipient have been met. A participant shall have no rights as a shareholder until he or she becomes the holder of record.

21.  GENERAL RESTRICTION

     Each award shall be subject to the requirement that, if at any time the Committee shall determine, in its sole discretion, that the listing, registration or qualification of any award under the Plan upon any securities exchange or under any state, federal or foreign law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such award or the exercise or settlement thereof, no such award may be exercised or settled in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Committee may require each participant purchasing or receiving shares pursuant to an award to represent to and agree with the Company in writing that such participant is acquiring the shares without a view to the distribution thereof. All certificates for shares, or other securities delivered under the Plan shall be subject to such stock transfer stop orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed and any applicable state, federal, or foreign law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

22.  GOVERNING LAW

     The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the state of Rhode Island and applicable federal law.

23.  SUCCESSORS AND ASSIGNS

     The Plan shall be binding on all successors and permitted assigns of a participant, including, but not limited to, the estate of such participant and the executor, administrator or trustee of such estate, the guardian or legal representative of the participant.

24. EFFECT ON THE COMPANY'S 1992 STOCK INCENTIVE PLAN AND OTHER COMPENSATION ARRANGEMENTS

     The adoption of the Plan shall have no effect on awards made or to be made pursuant to the Company's existing 1992 Stock Incentive Plan and other compensation arrangements. Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation plans or arrangements for its employees.

                                HASBRO, INC.

                  Annual Meeting of Shareholders - May 10, 1995

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement of Hasbro, Inc. (the "Company") and hereby appoints BARRY J. ALPERIN, ALAN G. HASSENFELD and ALFRED J. VERRECCHIA and each of them, with full power of substitution to each of them, as attorneys and proxies to appear and vote all of the shares of Common Stock standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company, to be held on May 10, 1995 at 10:00 A.M. at the New York offices of the Company, 32 West 23rd Street, New York, New York, and at any adjournments thereof.

    UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 AND IN SUPPORT OF MANAGEMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

PLEASE MARK, SIGN AND DATE ON REVERSE SIDE AND PROMPTLY MAIL IN ENCLOSED
ENVELOPE.
                                                             ----------------
                                                             SEE REVERSE SIDE
                                                             ----------------

---  Please mark
 X   votes as in
---  this example
The Board of Directors recommends a vote "FOR" proposals 1, 2 and 3.

1. Election of Directors

For Terms Expiring in 1998 - Alan R. Batkin, Claudine B.                                            FOR   AGAINST   ABSTAIN
Malone, Morris W. Offit, Carl Spielvogel, Henry Taub
and Paul Wolfowitz                                            2. Approval of Stock Incentive        ---     ---       ---
                                                                 Performance Plan.
                                                                                                    ---     ---       ---
For Term Expiring in 1996 - Barry J. Alperin
                                                              3. Ratification of the selection      ---     ---       ---
       FOR        WITHHELD                                       of KPMG Peat Marwick LLP as
       ---          ---                                          independent accountants of the     ---     ---       ---
                                                                 Company for the 1995 fiscal year.
       ---          ---


                                                                                                  MARK HERE      ---
--------------------------------------                                                           FOR ADDRESS
For all nominees except as noted above                                                            CHANGE AND     ---
                                                                                                 NOTE AT LEFT


                                                               Sign exactly as name[s] appear hereon.  When signing is a
                                                               representative capacity, please give full title as such.
                                                               If more than one name is shown, including the case of joint tenants, each party should sign.


                                                               Signature                               Date
                                                                         ------------------------------       ----------
                                                               Signature                               Date
                                                                          -----------------------------       ----------